THE DARUMA FUNDS, INC.
237 Park Avenue, Suite 801
New York, NY 10017
(212) 808-2424

July 31, 1997

Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549

VIA EDGAR TRANSMISSION

Re:	The Daruma Funds, Inc.
	Proxy Statement for Special Meeting of Shareholders September 1997 Reg. No. 333-03709
	ICA No. 811-07621

Gentlemen:

Pursuant to Rule 14a-6 of the Securities and Exchange Act of 1934 and Rule 20a-1 under the Investment Company Act of 1940, I transmit for filing a preliminary proxy statement and form of proxy in the form furnished to security holders.

The purpose of the Special Meeting of Shareholders of the Fund is (i) to approve or disapprove a new Advisory Agreement; (ii) to elect five directors of the Fund;
(iii) to ratify or reject the selection of Ernst & Young LLP as independent accountants of the Fund for its fiscal year end June 30, 1998; (iv) to approve an amendment to the Fund's fundamental investment polices to permit the Fund to invest in the securities of other investment companies; and (v) to transact such other business as may properly come before the meeting.

Consideration of a new Advisory Agreement is necessitated by reason of a change
to the ownership of CastleRock Capital Management, Inc. (the "Advisor").   This
change is being treated, for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"), as a change of control of the Advisor. Under the 1940 Act, such a change of control constitutes an "assignment" (as defined in the 1940 Act) of the Advisory Agreement between the Advisor and the Corporation, on behalf of each Portfolio of the Fund.

The materials will be sent to shareholders on or about August 15, 1997.

Very truly yours,

/s/Mary B. O'Byrne
Secretary

cc: Thomas R. Westle, Battle Fowler LLP

THE DARUMA FUNDS, INC.
NOTICE OF SPECIAL MEETING TO SHAREHOLDERS

To the Shareholders of
The Daruma Funds, Inc.
Daruma Mid-Cap Value Fund

	NOTICE IS HEREBY GIVEN that a Special Meeting of
Shareholders of the The Daruma Funds, Inc. (the "Corporation") will be held at the offices of the Corporation at 237 Park Avenue, Suite 801, New York, NY 10017 on September 2, 1997 at 10:00 am (E.T.) for the following purposes:

1.To elect a board of five directors of the Corporation, each to hold office until his or her successor is duly elected and qualified.

2.To approve or disapprove a new Advisory Agreement (the "Contract") to be effective immediately based upon a new Shareholder Agreement among the shareholders of CastleRock Capital Management, Inc.
(the "Advisor"). Such Contract will be identicial in all material respects to the Advisory Agreement in effect for the Corporation prior to signing of the new Shareholder Agreement.

3.To ratify or reject the selection of Ernst & Young LLP as independent accountants of the Corporation for its fiscal year ending June 30, 1998.

4.To approve an amendment to the Corporation's fundamental investment policies to permit the Corporation to invest in the securities of other investment companies.

5.To transact any other business as may come before the meeting or any adjournment thereof.

	Only shareholders of record at the close of business on July 24, 1997 are entitled to notice of, and to vote at, the meeting.

				By Order of the Board of Directors
				Mary B. O'Byrne, Secretary
July 31, 1997

Your vote is important no matter how many shares you owned on the record date. Please indicate your voting instructions on the enclosed proxy ballot, date and sign it and return it in the enclosed envelope, which is addressed for your convenience and requires no postage is mailed in the United States. To save the Corporation the expense of additional proxy solicitation, we ask for your cooperation in mailing your proxy promptly.

SPECIAL MEETING OF SHAREHOLDERS
OF
THE DARUMA FUNDS, INC.
237 Park Avenue, Suite 801
New York, NY 10017

PROXY STATEMENT

	Accompanying this Proxy Statement is a Notice of Special Meeting of Shareholders and a form of Proxy for the meeting solicited on behalf of the Board of Directors of The Daruma Funds, Inc. (the "Corporation"). Supplemental solicitations may be made by mail, telephone, or personal interviews by officers and representatives of the Corporation. The expenses in connection with preparing and mailing this statement and the material accompanying it, and of such supplemental solicitations, will be borne by the Corporation.
This Proxy Statement and the accompanying Proxy are first being sent to shareholders on or about August15, 1997. The Daruma Mid-Cap Value Fund's annual report dated June 30, 1997 is available upon request.

	The outstanding voting stock of the Corporation as of the close of business on July 24, 1997 consisted of 115,828.500 shares of capital stock of the Daruma Mid-Cap Value Fund (the "Fund"). The shareholders entitled to vote are those of record on that date. Each share is entitled to one vote on each item of business at the meeting. The Proxy may be revoked at any time before it is exercised by written instructions to the Corporation or by filing a new Proxy with a later date, and any shareholder attending the meeting may vote in person, whether or not he or she has previously filed a Proxy. The shares represented by all properly executed proxies received in time for the meeting will be voted. Where a shareholder has specified a choice on the Proxy with respect to Proposals 1, 2, 3 or 4 in the Notice of Special Meeting, his or her shares will be voted accordingly. If no directions are given, the shareholder's shares will be voted in favor of these Prospoals. Unless authority to vote for all nominees or for an individual nominee pursuant to Proposal 2 is specifically withheld, the Proxy will be voted for the election of the persons nominated by the Board of Directors to become directors.

	One third of the outstanding shares of the Fund, represented in person or by proxy, shall be required to constitute a quorum at the meeting, although more than one third of the outstanding shares may be required to be present to approve a particular issue. If a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit futher solicitation of proxies. In determing whether to adjourn the meeting, the following factors may be considered: the nature of the proposals that are the subject of the meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy.

A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any adjournment if sufficient votes have been received for approval. Any signed proxy will be voted in favor of the proposals unless a choice is indicated to vote against or to abstain from voting on that proposal. An abstention on any proposal will have the same legal effect as a vote against such proposal.

	The following persons were known to the Fund to be beneficial owners or owners of record of 5% or more of its outstanding shares of Capital Stock as of the record date:

Name and Address of Owner		Amount and Nature of Ownership	% of Class
William F. & Donald Gratz TTEEs	23,455 shares -- Record		 20.25%
Treitel-Gratz Co. Inc. Pft. Shs. Tr
u/a dtd 1/1/83
13-01 Queens Plaza South
Long Island City, NY 11101

Anthony D'Ottavio			15,997 shares -- Record		 13.81%
47 East Maple Street
Dallastown, PA 17313

John W. Baackes			10,431 shares -- Record		  9.01%
Capital Area Community Health Plan 403(B)
15 Pateman Circle
Menands, NY 12204

Alec J. Wilkinson TTEE		 9,287 shares -- Record		  8.02%
A.J. Wilkinson Profit Sharing Plan
310 West End Avenue, #5A
New York, NY 10023

Mariko O. Gordon			6,990 shares -- Record		  6.04%
410 West End Avenue
New York, NY 10024

Janis Burenga, IRA			5,800 shares -- Record		  5.01%
4 Sanford Road
Stockton, NJ 08559

PROPOSAL 1. ELECTION OF DIRECTORS

	At the meeting, it is proposed to elect five directors, each director to hold office until the next Annual Meeting of Shareholders and until his or her successor shall have been elected or qualifies. The Fund's Board of Directors has nominated the following five persons, each of whom has served as a director since the Corporation's inception in 1996, to become directors of the Fund. Certain information concerning them is set forth below. Each of these persons has agreed to serve if elected, and the Fund's management has no reason to believe that any of them will be unavailable for election as a director. However, if any of them become unwilling or unable to serve, the persons named in the accompanying form of Proxy will vote for the election of such other persons, if any, as the Board of Directors may nominate.

				Position with
Name, Age and Address	The Fund		Business Experience
*Mariko O. Gordon, 36	President & Director	President, Chief Investment
410 West End Ave.					Officer and Director of
CastleRock
New York, NY 10024				Capital Management, Inc., the
		 investment advisor to the Corporation.
	Prior to forming CastleRock in 1995, she was an equity owner in and Director of Research at Valenzuela Capital Management, Inc. ("VCM").  Prior to joining
VCM,from 1987 to 1990 she was the Director of Systematic Research at Quest
Advisory Corp.She started her investment career as a research analyst at
Manning & Napier Advisors, Inc. Ms. Gordon is a Chartered Financial Analyst.

*Noreen D. McKee, 47		Vice President, Treas.	Vice President, Treasurer,
Director
 and
		 & Director		Chief Operating Officer of CastleRock.
  					Prior to joining CastleRock in 1995, she
 					was the Chief Operating Officer at
					VCM.  From 1985 to 1993, she was the
					Controller of Quest Advisory Corp.
					Ms. McKee is a CPA.

Fred F. Ali, 47			Director	Executive director of Covenant House
						California since February 1991.

Elizabeth A. Duffy, 31		Director	Program & Research Associate of The
						Andrew W. Mellon Foundation since
						June 1993.  From September 1991 to
						June 1993 she attended and completed
						the MBA program at Stanford
						University Graduate School of
						Business.

Brian J. Heidtke, 56		Director	Vice President, Finance and Treasurer
						of Colgate-Palmolive Company since
						June 1986.

*Interested persons as defined in the 1940 Act.

	The Board of Directors has an Audit Committee, comprised of Fred F. Ali, Elizabeth A. Duffy and Brian J. Heidtke, which is responsible for recommending the selection and nomination of the independent auditors of the Fund and for conducting post-audit reviews of the Fund's financial condition with the auditors. The Audit Committee held a meeting on July 31, 1997, and each member of the Audit Committee attended the meeting. The Board of Directors also has a Nominating Committee.

	There are no family relationships between any of the Fund's directors and its officers.

	As of the record date, the Fund's directors beneficially owned the following shares of its Capital Stock.

	Name of Director		Amount	Percentage
	Mariko O. Gordon		6,990.260	     6.04%
	Noreen D. McKee		5,718.388	     4.94%
	Fred Ali			   758.725	     0.66%
	Elizabeth A. Duffy		   610.461	     0.53%
	Brian J. Heidtke		2,297.794	     1.98%

	As of July 24, 1997, the officers and directors of the Fund, collectively, beneficially owned, directly or indirectly (including the power to vote or to dispose of any shares), 18,752.118 (16.19%) of the shares of the total outstanding shares of the Fund.

	No director of of the Corporation received remuneration for services as a director for the year ended June 30, 1997.

The Board of Directors recommends a vote FOR all nominees.

PROPOSAL 2.  APPROVAL OR DISAPPROVAL OF A NEW ADVISORY AGREEMENT

	The Directors of the Corporation unanimously recommend that the shareholders of the Corporation vote to approve a new Advisory Agreement (the "Advisory Agreement") between the Corporation and CastleRock Capital Management, Inc. (the "Advisor"), on behalf of the Daruma Mid-Cap Value Fund (the "Fund"), to be effective immediately. Your consideration of the Advisory Agreement is necessitated by reason of a change in the ownership of the Advisor. The proposed new Advisory Agreement will be identical in all material aspects to the Advisory Agreement in effect immediately prior to the change in ownership, except for the dates of execution and termination. The Investment Company
Act of 1940 (the "1940 Act") provides that such a change of ownership constitues an "assignment" of the Advisory Agreement under which the Advisor provides advisory services to the Corporation. The 1940 Act further provides that such an "assignment" results in the automatic termination of the Agreement, at the time of the change in ownership.

	CastleRock Capital Management Inc., a registered investment adviser, is a New York corporation, with its principal offices located at 237 Park Avenue, Suite 801, New York, NY 10017.
CastleRock has been employed by the Board of Directors to serve as the investment adviser of the Fund pursuant to an Investment Advisory Agreement entered into by the Fund.
Currently, CastleRock's only investment company client is the Fund. CastleRock supervises all aspects of the Fund's operations and provides investment advice and portfolio management services to the Fund.

	Pursuant to the Advisory Agreement and subject to the supervision of the Fund's Board of Directors, CastleRock makes the Fund's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Fund's investments.

	Mariko O. Gordon, President and Chief Investment Officer
of CastleRock, is primarily responsible for supervising the Fund's
investment management activities.   CastleRock had assets under
management of approximately $50,000,000 at June 30, 1997.

	Ms. Gordon's ownership in CastleRock has increased from 51% to 54%. There are four new shareholders in CastleRock; Noreen D. McKee, Vice President & Chief Operating Officer owns 31%; Mary B. O'Byrne, Vice President & Secretary owns 5% and two shareholders, Andrew J. Knuth and Ronald H. Oliver each have ownership of 5%.
Ms. Gordon, Ms.McKee and Ms. O'Byrne are all employee-owners. Messrs. Knuth and Oliver are outside shareholders who are principals in Westport Asset Management, an institutional money management firm.

	CastleRock provides persons satisfactory to the Board of Directors of the Fund to serve as officers of the Fund. Such officers, as well as certain other employees and directors of the Fund, may be directors, officers or employees of CastleRock or it affiliates.

	CastleRock also may provide the Fund with supervisory personnel who will be responsible for supervising the performance of administrative services, accounting and related services, net asset value calculation, reports to and filings with regulatory authorities, and services relating
to such functions.   The personnel rendering such supervisory services
may be employees of CastleRock, of its affiliates or of other organizations.
The Advisory Agreement was approved on July 19, 1996, by the Board of Directors, including a majority of the directors who are not interested persons (as defined in the Investment Company Act of 1940) of the Fund or CastleRock.

	The Advisory Agreement has a term which extends to July 31, 1999 and may be continued thereafter for successive twelve-month periods beginning each July 31, provided that such continuance is specifically approved annually by a majority vote of the Fund's outstanding voting securities or by the Board of Directors, and in either case by a majority of the directors who are not parties to the Advisory Agreement or interested persons of any such party, by votes cast in person at a meeting called for the purpose of voting on such matter.

	The Advisory Agreement is terminable without penalty by the Fund on sixty days' written notice when authorized either by a majority vote of the outstanding voting shares of the Fund or by a vote of a majority of the Fund's Board of Directors, or by CastleRock on sixty days' written notice, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence on the part of CastleRock, or of reckless disregard of its obligations thereunder, CastleRock shall not be liable for any action or failure to act in accordance with its duties thereunder.

Adviser's Fees

	Pursuant to the terms of the Advisory Agreement, the Fund will pay a monthly advisory fee equal to 1% of the first $100 million of the Fund's average daily net assets; 0.75% of the next $100 million of such net assets; and 0.50% of the
Fund's average daily net assets over $200 million.  This fee is higher than the fee paid by most other mutual funds; however, the Board of Directors believes that this fee is reasonable in light of the advisory services performed by CastleRock for the Fund.  Any portion of the advisory fees received by CastleRock may be used by CastleRock to provide investor and administrative services and for distribution of Fund shares.  CastleRock may voluntarily waive a portion or all of its fee or assume certain expenses of the Fund.  This would have the effect of lowering the overall expense ratio of the Fund and of increasing yield to investors.  See "Expense
Limitations" below.

Expense Limitations

	CastleRock has agreed to reimburse the Fund for its expenses (exclusive of interest, taxes, brokerage, and extraordinary expenses) which in any year exceed 1.5%. For the purpose of this obligation to reimburse expenses, the Fund's annual expenses are estimated and accrued daily, and any appropriate estimated payments are made to it on a monthly basis. From time to time, CastleRock may voluntarily assume certain expenses of the Fund.
This would have the effect of lowering the overall expense ratio and of increasing yield to investors. Subject to the obligations of CastleRock to reimburse the Fund for its excess expenses as described above, the Fund has, under the Advisory Agreement, confirmed its obligation for payment of all other expenses, including without limitation: fees payable to CastleRock, Custodian and Transfer and Dividend Agent;
brokerage and commission expenses; federal, state or local taxes, including issuance and transfer taxes incurred by or levied on it;
commitment fees, certain insurance premiums and membership fees and dues in investment company organizations; interest charges on borrowings; telecommunications expenses; recurring and non-recurring legal and accounting expenses; costs of organization and maintaining the Fund's existence as a corporation;
compensation, including directors's fees, of any directors, officers or employees who are not also officers of CastleRock or its affiliates and costs of other personnel providing administrative and clerical services; costs of stockholders' services and costs of stockholders reports, proxy solicitations and corporate meetings, fees and expenses or registering its shares under the appropriate Federal securities laws and of qualifying its shares under applicable state securities laws, including expenses attendant upon the initial qualification of these shares and attendant upon renewals of, or amendments to, those qualifications; and expenses of preparing, printing and delivering the Prospectus and financial statements to existing shareholders and of printing shareholder application forms for shareholder accounts.

	For the period August 16, 1996 through June 30, 1997, the Fund incurred $8,090 in fees which were voluntarily waived by CastleRock.

	The Fund may from time-to-time hire its own employees or contract to have management services performed by third parties, and the management of the Fund intends to do so whenever it appears advantageous to the Fund. The Fund's expenses for employees and for such services are among the expenses subject to the expense limitation described above.

The Directors recommend a vote FOR Proposal 2.

PROPOSAL 3. RATIFICATION OR REJECTION OF SELECTION OF
INDEPENDENT ACCOUNTANTS

	The Board of Directors recommends that the shareholders ratify the selection of Ernst & Young LLP, independent public accountants, to audit the accounts of the Corporation for the fiscal year ending June 30, 1998. Ernst & Young LLP have audited the accounts of the Corporation since its inception and do not have any direct financial interest or any material indirect financial interest in the Corporation.

	A representative of Ernst & Young LLP is not expected to be present at the shareholder's meeting. If the shareholders do not ratify the Board's recommendation, the Board will submit another proposal to the shareholders with a recommendation for independent public accountants. The ratification of selection of Independent Accountants requires the approval of a majority present at the meet ing in person or by proxy.

The Board of Directors recommends a vote FOR proposal 3.

PROPOSAL 4. APPROVAL OF AMENDMENT TO FUNDAMENTAL
 POLICIES TO PERMIT THE FUND TO INVEST IN THE SECURITIES
 OF OTHER INVESTMENT COMPANIES.

	The Corporation is currently prohibited from investing in the securities of other investment companies, except (i) the Corporation may purchase unit investment trust securities where such unit investment trusts meet the investment objective of the Fund and then only up to 5% of the Fund's total assets, except as they may be acquired as part of a merger, consolidation or acquisition of assets and (ii) as permitted by
Section 12(d) of the Act. If adopted, investment restriction number 10 in the Fund's statement of additional information will be changed to read in its entirety;

"The Fund may invest up to 25% of the value of its total assets in the securities of other investment comapnies (open or closed-end) and up to 5% of its total assets in the securities of any one other investment company. All such securities must be acquired by the Fund in the open market, in transactions involving no commissions or discounts to a sponsor or dealer (other than customary brokerage commissions).
The issuers of such securities acquired by the Fund are not required to redeem them in an amount exceeding 1% of such issuers' total outstanding securities during any period of less than 30 days, and the Fund will vote all proxies with respect to such securities in the same proportion as the vote of all other holders of such securities."

	The purpose of allowing the Corporation to invest in the securities of other investment companies is to allow the cash reserves of the Corporation to be invested in money funds from time to time.

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 5. OTHER BUSINESS

	As a Maryland corporation, the Corporation is not required, and does not intend to hold regular annual meetings. Shareholders who wish to present proposals at any future shareholder meeting must present such proposals to the Board at a reasonable time prior to the solicitation of any shareholder proxy.

	Management knows of no other business to be brought before the meeting other than Proposals 1, 2, 3 and 4 in the Notice of the Special Meeting. If other matters do come before the meeting, it is intended that the shares represented by Proxies will be voted in accordance with the judgement of the person or persons exercising at the meeting the authority conferred by the Proxies.

ADDITIONAL INFORMATION

	CastleRock Capital Management, Inc. the Corporation's investment adviser, is located at 237 Park Avenue, Suite 801,
 New York, NY 10017.


PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT
IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.
PROXY


The Daruma Funds, Inc.
Daruma Mid-Cap Value Fund
September 2, 1997 at 10:00 am


1. Directors recommend a vote for election of the following:
[   ] FOR ALL NOMINEES							          [   ] WITHHOLD ALL NOMINEES
  		01 - Fred Ali				          [   ] WITHOLD AUTHORITY TO
		02 - Elizabeth A. Duffy				  VOTE FOR ANY INDIVIDUAL
		03 - Mariko O. Gordon				  WRITE NUMBER(S) OF
		04 - Brian J. Heidtke				   NOMINEE(S) BELOW:
		05 - Noreen D. McKee




							Directors
Proposals						Recommend	For    Against	Abstain


2.To approve a new Investment Advisory Agreement		      FOR		(	(	(

3. Ratificiation of the selection by the Board of	     	      FOR		(	(	(
    Directors of Ernst & Young LLP as
    independent accountants of the Corporation
    for the year ending June 30, 1998.

4. To adopt an amendment to the Corporation's 	 	     FOR		(	(	(
     fundamental investment restrictions to permit the
     Corporation to invest in the securities of other
     investment companies up to 25% of the Fund's total assets.

Note: Such other business as may properly come before the Meeting or any Adjournment thereof.



Please indicate your prosposal selections by placing an "X" in the appropriate box. If held jointly both owners must sign below.




SIGNATURE									DATE





SIGNATURE									DATE



10